EXHIBIT 23.1





                     [LETTERHEAD OF HENRY & PETERS, P.C.]





Board of Directors
Gilmer Financial Services, Inc.
18 West Cass Street
Gilmer, Texas  75644

Members of the Board:

      We  consent  to  the  incorporation  by  reference  in  this  Registration
Statement on Form S-8, pertaining to Gilmer Financial Services, Inc.'s 1995 Stock Option and Incentive Plan, of our report dated September 18, 1998, on our audits of the consolidated financial statements of Gilmer Financial Services, Inc. for the year ended June 30, 1998 which report is incorporated by reference in the Annual Report on Form 10-KSB.



                                     /s/ Henry & Peters, P.C.
                                    ------------------------------------
                                         HENRY & PETERS, P.C.



Tyler, Texas
March 2, 1999

                                                                    EXHIBIT 23.2


                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]



                               March 2, 1999


Board of Directors
Gilmer Financial Services, Inc.
18 West Cass Street
Gilmer, Texas  75644

Gentlemen:

      We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,


                              /s/ Silver, Freedman & Taff, L.L.P.
                              ------------------------------------
                                  SILVER, FREEDMAN & TAFF, L.L.P.